UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: March 9, 2021

RIVER FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Alabama	333-205986	46-1422125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2611 Legends Drive Prattville, Alabama	36066
(Address of Principal Executive Offices)	(Zip Code)

(334) 290-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information contained in Item 2.03 of this Current Report on Form 8-K with respect to the Purchase Agreement is incorporated by reference into this Item 1.01.

Section 2 Financial Information

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 9, 2021, River Financial Corporation (“River”) entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with the purchasers signatory thereto providing for a private placement of $40 million in aggregate principal amount of 4.00% fixed-to-floating rate Subordinated Notes due March 15, 2031 (the “Notes”).  The Notes were issued by River to the purchasers at a price equal to 100% of their face amount.

The Notes have been sold to accredited investors and qualified institutional buyers pursuant to an exemption from registration under the Securities Act of 1933, as amended, under Section 4(a)(2) and Regulation D, Rule 506(b). The Notes have not been and will not be registered under the Securities Act and may not be resold absent registration or an applicable exemption from registration under the Securities Act. The Notes are subordinate and junior in right of payment to the claims of all general creditors of River and are intended to qualify as Tier 2 Capital under applicable rules and regulations of the Federal Reserve Board.

Interest on the Notes will accrue from March 9, 2021, and River will pay interest semi-annually on March 15th and September 15th each year, beginning September 15, 2021, until the Notes mature. Except as provided below, the Notes will bear interest at a fixed rate of 4.00% per year, from and including March 9, 2021 to, but excluding, March 15, 2026.  From and including March 15, 2026, but excluding the maturity date or early redemption date, the interest rate will reset quarterly at a variable rate equal to the then current three-month term SOFR plus 342 basis points.  The Notes may not be prepaid by River prior to March 15, 2026. From and after March 15, 2026, River may prepay all or, from time to time, any part of the Notes at 100% of the principal amount (plus accrued interest) without penalty, subject to any requirement under Federal Reserve Board regulations to obtain prior approval from the Board of Governors of the Federal Reserve System before making any prepayment. The Notes may also be prepaid by River at any time after the occurrence of an event that would preclude the Notes from being included in the Tier 2 Capital of River.

The Purchase Agreement contains customary representations and warranties, events of default, and affirmative and negative covenants, including the requirement that, subject to certain limitations, River may restructure any portion of the Notes that ceases to be deemed Tier 2 Capital. Payment of the Notes may only be accelerated upon the occurrence of certain Events of Default (as defined in the Agreement) and then only if holders of more than 50% of the principal amount of the Notes outstanding at that time elect to accelerate payments. Any acceleration is subject to prior approval of the Board of Governors of the Federal Reserve System, to the extent such approval is required.

River intends to use approximately $19.7 million of the net proceeds from the issuance of the Notes to pay off its note with CenterState Bank dated October 31, 2018, including interest accrued on such notes, and the remaining proceeds for general corporate purposes, including providing capital to support the organic growth of its bank subsidiary, River Bank & Trust.

The preceding description of the material terms of the Purchase Agreement is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1. In the event of any discrepancy between the preceding description and the text of the Purchase Agreement, the text of the Purchase Agreement shall control.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

4.1	Form of 4.00% Fixed-to-Floating Rate Subordinated Notes due 2031
10.1	Form of Subordinated Note Purchase Agreement, dated March 9, 2021, between River Financial Corporation and certain accredited investors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVER FINANCIAL CORPORATION

Date: March 10, 2021	By:	/s/ James M. Stubbs
James M. Stubbs
Chief Executive Officer

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